Exhibit 99.1

The ONE Group Hospitality Provides Development Update

Enters into Ten Restaurant Asset-Light Development Agreement

DENVER – December 29, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today announced development milestones achieved during the fourth quarter of 2025:

●	Entered into Ten Restaurant Asset-Light Development Agreement;
●	Expanded Footprint in Large-Market, Professional Sports & Entertainment Stadiums;
●	Opened Two New STK Locations;
●	Launched Benihana-Branded Retail Product; and
●	Planned Capital-Efficient Growth for 2026.

Major Asset-Light Expansion in the Greater San Francisco Bay Area

The ONE Group has entered into its largest asset-light development agreement in the Company’s history, securing development rights for a total of ten restaurants, either Benihana or Benihana Express locations, throughout the Greater San Francisco Bay Area with an experienced operator. This significantly accelerates The ONE Group’s West Coast expansion while maintaining the Company's focus on capital-efficient growth. The landmark agreement includes the following:

●	Three Benihana franchise locations;
●	Two Benihana joint venture locations; and
●	Five Benihana Express licensed locations.

The two Benihana joint venture locations are expected to open in 2026 with the remaining franchised and licensed locations to open over the next seven years.

“These fourth quarter developments represent significant progress across our strategic priorities,” said Emanuel “Manny” Hilario, CEO of The ONE Group. “Our largest asset-light agreement ever demonstrates the strong demand for our Benihana brand while our successful STK openings and conversions validate our disciplined approach to capital-efficient growth. We have also made significant progress in renewing existing franchise agreements to extend such relationships for the long-term. Combined with our expanded presence in professional sports and entertainment stadiums and innovative product launches, we are well-positioned to drive sustainable long-term value to our shareholders through asset-light opportunities.”

Expansion into Professional Sports & Entertainment Stadiums

The ONE Group further strengthened its presence in high-traffic, professional sports and entertainment stadiums, demonstrating its ability to adapt its premium dining concepts to diverse formats:

●	Mortgage Matchup Center: Renewed its three-year concession agreement at the Mortgage Matchup Center in Phoenix, Arizona, home of the Phoenix Suns (NBA) and Phoenix Mercury (WNBA). The venue currently has a Benihana concession. The new agreement also provides for STK-branded products to be offered.
●	UBS Arena: Secured a new three-year Benihana concession at UBS Arena in Elmont, New York, home of the New York Islanders (NHL), expanding the Company's reach in the New York metropolitan area. The UBS Arena concession compliments the Company’s existing Benihana concession at Yankee Stadium.

These partnerships generate high-margin royalty streams and create millions of fan impressions annually.

New Restaurant Openings Generate Strong Early Performance

The ONE Group successfully opened two new Company-owned STK locations as part of its strategy to develop capital-efficient, second-generation units:

●	Scottsdale, Arizona STK: Opened in October 2025, converted from a former RA Sushi restaurant. The conversion was completed in approximately eight weeks and cost approximately $1 million. The location is showing a strong pace of performance.
●	Oak Brook, Illinois STK: Opened in December 2025 at a cost of approximately $1.5 million, representing the Company’s continued penetration in the Greater Chicago market. The location is similarly showing a strong pace of performance.

Both locations demonstrate the strong unit economics of The ONE Group's second-generation STK strategy and support its conversion strategy.

Product Innovation Launch

In a collaboration with Flock Foods, The ONE Group launched Benihana-branded Teriyaki Flavored Crispy Chicken Chips. These direct-to-consumer chips are a craveable, high-protein, low-carb, and low-sugar snack that extends the Benihana brand into the growing “better-for-you” snack category. Product innovation reflects The ONE Group’s commitment to diversifying revenue streams and capitalizing on the strength of its iconic brands. The chips are currently available on Flock Foods’ website at www.flockfoods.com and will be available at select retailers in early 2026.

Capital-Efficient Growth Strategy Planned for 2026

The ONE Group will prioritize capital-efficient growth in 2026, significantly reducing discretionary capital expenditures.

New restaurant Company-owned development will be focused on locations requiring $1.5 million or less to open. The Company will also work through its existing pipeline of approximately 12 leases rather than sign new lease agreements, thereby strengthening its balance sheet while enhancing financial flexibility.

The Company has identified up to nine additional Kona Grill and RA Sushi locations for conversion to either Benihana or STK formats through the end of 2026. These conversions are expected to require about $1 million in capital investment and are anticipated to be accretive to EBITDA.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) the ability of our franchises and licenses to raise adequate capital and successfully open restaurants; and (4) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Judy Lee

(646) 277-1242

judy.lee@icrinc.com